UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AIM ImmunoTech Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 5, 2024, AIM ImmunoTech Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 1. Also on December 5, 2024, the Company issued the following materials, copies of which are attached hereto as Exhibit 2.

Forward Looking Statements

The materials attached contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Data, pre-clinical success and clinical success seen to date does not guarantee that Ampligen will be approved as a treatment or therapy for any diseases or conditions. The Company urges investors to consider specifically the various risk factors identified in its most recent Annual Report on Form 10-K, and any risk factors or cautionary statements included in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the materials attached hereto. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Important Additional Information

The Company, its directors and executive officers, Peter W. Rodino, III and Robert Dickey, IV, are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Company filed its definitive proxy statement (the “Definitive Proxy Statement”) and a WHITE universal proxy card with the SEC on November 4, 2024 in connection with such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities and can be found in the section titled “Principal Stockholders” of the Definitive Proxy Statement and available here. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Stockholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://aimimmuno.com/sec-filings/.

Exhibit 1

ISS Recommends AIM ImmunoTech Shareholders Vote “FOR” Company Nominees Nancy K. Bryan and Dr. William M. Mitchell

ISS Finds That Activist Group’s Plan is “Limited” and Does Not Justify Control of the Board

ISS Notes Activist Group Nominee Robert L. Chioini “Does Not Appear to Be an Appropriate Choice for the AIM Board” Given His Track Record at Rockwell Medical and Ties to Securities Law Felons

ISS Also Recommends Against Election of Activist Group Nominee Todd A. Deutsch

AIM Highlights $15 Million+ Investment Partnership Between Activist Group Nominees Ted Kellner and Paul Sweeney – Meaning They Are Not Independent of One Another

Company Urges Shareholders to Safeguard AIM by Voting “FOR” ALL Four of the Board’s Incumbent Candidates on the WHITE Universal Proxy Card and Discarding Any Proxy Materials Received from the Activist Group

OCALA, Fla., December 5, 2024 — AIM ImmunoTech Inc. (NYSE American: AIM) (“AIM” or the “Company”) today announced that independent proxy advisory firm Institutional Shareholder Services Inc. (“ISS”) has recommended that shareholders vote “FOR” Company nominees Nancy K. Bryan and Dr. William M. Mitchell at the upcoming 2024 Annual Meeting of Stockholders (the “Annual Meeting”), presently scheduled for December 17, 2024.

In reaching its recommendation against giving the activist investors’ (the “Activist Group”) nominees control of the AIM Board of Directors (the “Board”), ISS noted the following: 1

●	“…the [Activist Group] plan is limited, only one of its nominees has relevant life sciences expertise, and half of its slate has apparent ties to individuals with concerning backgrounds.”

ISS flags specific concerns with Activist Group nominee Robert L. Chioini and recommends shareholders vote AGAINST Mr. Chioini and fellow nominee Todd A. Deutsch:

●	“Given Chioini’s track record at [Rockwell Medical] and his connections to [securities law felons] Tudor and Xirinachs, he does not appear to be an appropriate choice for the AIM [B]oard.”

Finally, ISS concludes that a solution along the lines of AIM’s settlement proposal to the Activist Group represents a reasonable compromise:

●	“Perhaps the [C]ompany’s suggestion that the [B]oard be expanded with two or more additional independent directors mutually agreed by both sides would be the most logical solution.”

Unfortunately, the Activist Group has consistently demanded upwards of $8 million in expense reimbursement for prior failed litigation in order to consummate a settlement agreement.

1 Permission to quote ISS neither sought nor obtained. Emphasis added.

1

AIM notes that ISS did not appear to take into account the extensive financial interconnections between Ted D. Kellner and Paul W. Sweeney that the Company had recently highlighted. It is essential that investors are aware of the following:

●	In a glowing testimonial, Mr. Kellner proclaims himself as the “largest investor in almost every deal”[2] put together by PS Capital Partners, the private equity firm co-founded by Mr. Sweeney.

●	The fact that Mr. Kellner is apparently the largest investor in almost all of Mr. Sweeney’s deals is not disclosed in the Activist Group’s definitive proxy statement,[3] preventing the Board and investors from making an informed decision about the Activist Group’s nominees.

●	We believe this reflects the same pattern seen from the Activist Group in prior years – repeated attempts to obfuscate the group’s interconnections and mislead AIM shareholders.

Dr. William M. Mitchell, Chairman of the Board, stated:

“We are grateful ISS recommended in favor of electing two of our nominees, Nancy Bryan and myself, while highlighting our leadership experience and expertise in the life sciences industry. In not recommending turning over control of the Board to the Activist Group, ISS notes that the Activist Group’s proposed plan for AIM is not sufficiently detailed and also takes into account the Activist Group’s connections to securities law felons.

“However, we disagree with several of ISS’s conclusions. First, AIM’s ability to garner government funding and industry grants for clinical trials is beneficial because it allows the Company to avoid paying out of pocket for these trials. That third parties such as Merck and AstraZeneca are willing to fund these clinical trials demonstrates that major industry organizations recognize Ampligen’s potential.

“Second, both Tom Equels and Stewart Appelrouth bring expertise to the Board that is critical to the success of AIM, and we strongly urge shareholders to vote for their reelection. As CEO, Mr. Equels has extensive familiarity with Ampligen. He was responsible for the focus on pancreatic ductal cancer and the initiation of the first clinical trial development in the Netherlands with no clinical trial cost to AIM. Definitive clinical trials are well underway and indicate the likelihood of proven efficacy in this high value, devastating cancer with limited treatment options. Moreover, Mr. Equels is an inventor of record for several patents assigned to AIM. These include (1) the combination of Ampligen with immune checkpoint inhibitors for the treatment of challenging cancers; (2) a novel method for the treatment of Chronic Fatigue Syndrome; and (3) methods and compositions for treating debilitating endometriosis, which affects a significant number of premenopausal women. Mr. Appelrouth is a nationally recognized forensic CPA who brings valuable financial and regulatory expertise to the boardroom. He serves as the essential function of financial expert for AIM’s audit committee. Both have helped drive the Company’s shift in focus towards high-value indications.

2 See PS Capital Partners’ Testimonials Page available at: https://pscapitalpartners.com/testimonials/.

3 See Definitive Proxy Statement filed by the Activist Group with the U.S. Securities and Exchange Commission (the “SEC”) on November 6, 2024.

2

“We firmly believe the Board has the right experience and backgrounds to continue overseeing its strategy to create long-term value for patients and shareholders. Our Board members remain committed to supporting clinical development programs in areas with critical unmet needs, especially in the high-value pancreatic cancer space, to unlock the potential of Ampligen and deliver significant long-term value for all shareholders.

“We look forward to continuing to engage with AIM shareholders in advance of the Annual Meeting.”

AIM encourages shareholders to vote “FOR” ALL four of the Board’s incumbent candidates – Stewart L. Appelrouth, Nancy K. Bryan, Thomas K. Equels and Dr. William M. Mitchell – in connection with the Annual Meeting, on the WHITE universal proxy card.

For more information on how to vote, visit: www.SafeguardAIM.com.

***

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders and viral diseases, including COVID-19. The Company’s lead product is a first-in-class investigational drug called Ampligen® (rintatolimod), a dsRNA and highly selective TLR3 agonist immuno-modulator with broad spectrum activity in clinical trials for globally important cancers, viral diseases and disorders of the immune system.

For more information, please visit aimimmuno.com and connect with the Company on X, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Data, pre-clinical success and clinical success seen to date does not guarantee that Ampligen will be approved as a treatment or therapy for any diseases or conditions. The Company urges investors to consider specifically the various risk factors identified in its most recent Annual Report on Form 10-K, and any risk factors or cautionary statements included in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

3

Important Additional Information

The Company, its directors and executive officers, Peter W. Rodino, III and Robert Dickey, IV, are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The Company filed its definitive proxy statement (the “Definitive Proxy Statement”) and a WHITE universal proxy card with the SEC on November 4, 2024 in connection with such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities and can be found in the section titled “Principal Stockholders” of the Definitive Proxy Statement and available here. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Stockholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://aimimmuno.com/sec-filings/.

Investor Contact:

JTC Team, LLC

Jenene Thomas

908-824-0775

AIM@jtcir.com

Media Contact:

Longacre Square Partners

Joe Germani / Miller Winston

AIM@longacresquare.com

4

Exhibit 2

AIM ImmunoTech
@AimImmuno

After being fired as CEO of Rockwell Medical for "sustained mismanagement" and "blatant disregard for shareholder concerns," we believe Robert Chioini is unfit to serve as a public company director, let alone CEO of $AIM. Learn how to support current leadership:

Why Shareholders Should NOT Elect Mr. Chioini
• Under Mr. Chioini's leadership, Rockwell Medical failed to execute a go-to-market strategy for its FDA-approved product, Triferic, and was described as an "operational disaster"[1]
• Mr. Chioini was fired as CEO of Rockwell Medical in 2018 because of his "sustained mismanagement" of the company and "blatant disregard for shareholder concerns," according to a Rockwell Medical spokesperson[2]
• Following his termination, Mr. Chioini "refuse[d] to accept the decision" and, without authorization, filed a Current Report on Form 8-K on the company's behalf "making various assertions regarding the five independent directors who voted in favor of Mr. Chioini's removal."[3] In our view, this behavior indicates that Mr. Chioini is unfit to serve as a public company director – let alone CEO
• Mr. Chioini was part of the group that orchestrated the 2022 campaign to take over the AIM Board and planned this with two convicted criminals – Franz Tudor and Michael Xirinachs – despite owning no AIM stock[4]
• He sought to hide the involvement of these criminals and recruited another individual, Jonathan Jorgl, to be the "face" of the effort[5]
STAT
A deeply troubled drug company fires its CEO, who then unfires himself. Comedy, chaos ensue
By Adam Feuerstein
May 23, 2018
On Tuesday night, the drug maker's board of directors fired CEO Robert Chioini. Then, as the sun rose on Wednesday morning, Chioini unfired himself, alleging board members may have violated federal securities laws.
Later Wednesday, the board, which still insists Chioini is fired, also fired Rockwell's chief financial officer for essentially colluding with Chioini. Unbowed, Chioini then issued a press release in which he further blasted the board and unfired the fired CFO....
Perhaps the only surprise emerging from Rockwell's boardroom insurrection is that it didn't happen sooner. Rockwell has been an operational disaster under Chioini for more than three years.
Mr. Chioini's history of operational ineptitude and inappropriate behavior should, we believe, be deeply troubling to shareholders
The Activist Group
AIM

From safeguardaim.com

1:03 PM · 12/5/24 · **4** Views

AIM ImmunoTech
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After being fired as CEO of Rockwell Medical in 2018 because of his "sustained mismanagement" of the company and "blatant disregard for shareholder concerns," we believe Robert Chioini is unfit to serve as a public company director, let alone CEO of AIM ImmunoTech. Learn more about the Activist Group threatening $AIM's momentum and what you can do to support current leadership:

Why Shareholders Should NOT Elect Mr. Chioini

- Under Mr. Chioini's leadership, Rockwell Medical failed to execute a go-to-market strategy for its FDA-approved product, Triferic, and was described as an **"operational disaster"**[1]
- **Mr. Chioini was fired as CEO of Rockwell Medical** in 2018 because of his "sustained mismanagement" of the company and "blatant disregard for shareholder concerns," according to a Rockwell Medical spokesperson[2]
- Following his termination, Mr. Chioini "refuse[d] to accept the decision" and, without authorization, filed a Current Report on Form 8-K on the company's behalf "making various assertions regarding the five independent directors who voted in favor of Mr. Chioini's removal."[3] In our view, this behavior indicates that Mr. Chioini is **unfit to serve as a public company director – let alone CEO**
- Mr. Chioini was **part of the group that orchestrated the 2022 campaign to take over the AIM Board and planned this with two convicted criminals** – Franz Tudor and Michael Xirinachs – **despite owning no AIM stock**[4]
- He **sought to hide the involvement of these criminals** and recruited another individual, Jonathan Jorgl, to be the "face" of the effort[5]

STAT

A deeply troubled drug company fires its CEO, who then unfires himself. Comedy, chaos ensue

By Adam Feuerstein
May 23, 2018

On Tuesday night, the drug maker's board of directors fired CEO Robert Chioini. Then, as the sun rose on Wednesday morning, Chioini unfired himself, alleging board members may have violated federal securities laws.

Later Wednesday, the board, which still insists Chioini is fired, also fired Rockwell's chief financial officer for essentially colluding with Chioini. Unbowed, Chioini then issued a press release in which he further blasted the board and unfired the fired CFO....

Perhaps the only surprise emerging from Rockwell's boardroom insurrection is that it didn't happen sooner. Rockwell has been an operational disaster under Chioini for more than three years.

Mr. Chioini's history of operational ineptitude and inappropriate behavior should, we believe, be deeply troubling to shareholders

[1] *See* A deeply troubled drug company fires its CEO, who then unfires himself. Comedy, chaos ensue, STAT (May 23, 2018), available at: https://www.statnews.com/2018/05/23/rockwell-medical-fires-ceo/
[2] *See* Former pharma executives sue over firings, Modern Healthcare (June 18, 2018), available at: https://www.modernhealthcare.com/article/[illegible]
[3] *See* Press Release issued by Rockwell Medical on May 24, 2018, available at: https://www.prnewswire.com/news-releases/[illegible]
[4] *See* Jorgl v. AIM ImmunoTech Inc. et al., 2022 WL 16543834, at *1 (Del. Ch. Oct. 28, 2022).
[5] *See* Jorgl v. AIM ImmunoTech Inc. et al., 2022 WL 16543834, at *1 (Del. Ch. Oct. 28, 2022).

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